UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2025

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 24th Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BXMT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2025, Blackstone Mortgage Trust, Inc. (the “Company” or “BXMT”) announced that the Company’s Board of Directors (the “Board”) has appointed Timothy S. Johnson, the Chair of the Board, to serve as the Company’s Chief Executive Officer, effective November 10, 2025. Mr. Johnson will continue to serve as the Chair of the Board. On the same date, the Board appointed F. Austin Peña, the Company’s Executive Vice President, Investments, to serve as the Company’s President and elected him as a director, also effective November 10, 2025. The Board approved these actions on September 18, 2025.

The appointments of Messrs. Johnson and Peña coincided with the resignation of Katharine A. Keenan as Chief Executive Officer and President and a director of the Company following her appointment as Chief Executive Officer and a director of Blackstone Real Estate Income Trust, Inc., effective as of November 10, 2025, and Global Head of Core+ Real Estate, effective immediately. Ms. Keenan will remain a Senior Managing Director and a key member of the Blackstone Real Estate leadership team, as well as a member of the Investment Committee of BXMT’s manager.

Mr. Johnson has more than 20 years of real estate debt investment experience and has served as Global Head of Blackstone Real Estate Debt Strategies since 2022, where he is responsible for overseeing all aspects of Blackstone’s commercial real estate debt business, including BXMT. Mr. Johnson has been deeply involved in the Company since its inception and has served as a director of the Company since 2023. Before joining Blackstone Inc. (“Blackstone”) in 2011, Mr. Johnson was a co-founder of BroadPeak Funding, a boutique commercial real estate finance company based in Los Angeles. Prior to founding BroadPeak, Mr. Johnson was a Vice President in the Lehman Brothers Global Commercial Real Estate Group where he worked from 2002 to 2008. Mr. Johnson graduated cum laude with a B.A. in Mathematics from the College of the Holy Cross.

Mr. Peña has served as the Company’s Executive Vice President, Investments since January 2022, overseeing the Company’s investment, capital allocation, and balance sheet strategy. Since joining Blackstone in 2013, Mr. Peña has led over $11 billion of real estate credit investments. Prior to joining Blackstone, Mr. Peña worked at Barclays in the Real Estate Investment Banking Group, where he was involved in advising REITs and other real estate companies on mergers, acquisitions, restructurings, and capital markets transactions. Mr. Peña previously held a similar role at Lehman Brothers. Mr. Peña graduated magna cum laude with a B.S. in Economics from the University of Pennsylvania.

The selection of Mr. Johnson to serve as Chief Executive Officer of the Company and of Mr. Peña to serve as President and a director of the Company were not pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Johnson or Mr. Peña and any director or executive officer of the Company, and there are no transactions between Mr. Johnson or Mr. Peña and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 19, 2025, a press release was issued related to the foregoing. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 19, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.
Date: September 19, 2025

	By:	/s/ Scott Mathias
	Name:	Scott Mathias
	Title:	Chief Compliance Officer and Secretary